UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2023, the Board appointed Karen Higgins-Carter to serve as a director of International Money Express, Inc. (the “Company”), effective as of December 15, 2023. Ms. Higgins-Carter was appointed as a Class II director of the Company for a term coinciding with the remaining term of the Class II directors (that is, until the next election of such class of directors at the Company’s 2026 Annual Meeting of Stockholders), and until her successor is elected and qualified or until her earlier death, resignation, retirement, disqualification or removal from office. Ms. Higgins-Carter was appointed to serve on the Board’s Nominating & Corporate Governance Committee and Audit Committee.

Ms. Higgins-Carter is the Executive Vice President, Chief Information and Digital Officer of Gilbane Inc., one of the largest privately held construction and real estate development firms. Before joining Gilbane, Ms. Higgins-Carter was Chief Information Officer at publicly traded Webster Financial Corporation (NSYE: WBS). Earlier, Ms. Higgins-Carter was the Managing Director, Head of the Office of the CIOO at MUFG Union Bank (a US subsidiary of the largest bank in Japan), Technology General Manager for Bridgewater Associates, and the Managing Director, Head of Consumer Risk Technology at JPMorgan Chase. Ms. Higgins-Carter has served since May 2022 on the boards of Otsuka America Pharmaceutical and Otsuka Pharmaceutical Development & Commercialization, and is a member of the Compensation and Organizational Development committee.

Ms. Higgins-Carter earned a dual degree in Mechanical Engineering (BSME) and Economics and Business (BA) at Lafayette College. Ms. Higgins-Carter has also completed executive education programs at MIT Sloan (Corporate Innovation; Blockchain Technologies) and Harvard (Cybersecurity: The Intersection of Policy and Technology). She maintains an active Certified Information Systems Security Professional (CISSP) credential.

The election of Ms. Higgins-Carter fills a vacancy on the Board created by the Board’s decision on December 15, 2023 to increase the size of the Board from eight to nine directors, and was based upon the recommendations of the Nominating and Corporate Governance Committee of the Board. There is no arrangement or understanding between Ms. Higgins-Carter and any other person pursuant to which Ms. Higgins-Carter was selected as a director. Ms. Higgins-Carter has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Higgins-Carter will participate in the standard independent non-employee director compensation arrangements established by the Company, as described under the section entitled “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104*	Inline XBRL for the cover page of this Current Report on Form 8-K.

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: December 14, 2023	By:	/s/ Ernesto Luciano
	Name:	Ernesto Luciano
	Title:	Chief Legal Officer, General Counsel & Corporate Secretary